Exhibit A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: December 12, 2014	SPRAGUE INTERNATIONAL PROPERTIES LLC

	By:	/s/ Paul A. Scoff
	Name:	Paul A. Scoff
	Title:	Vice President, General Counsel and Secretary

SPRAGUE RESOURCES HOLDINGS LLC

	By:	/s/ Paul A. Scoff
	Name:	Paul A. Scoff
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary

AXEL JOHNSON INC.

	By:	/s/ Paul A. Scoff
	Name:	Paul A. Scoff
	Title:	Attorney-in-fact

LEXA INTERNATIONAL CORPORATION

	By:	/s/ Paul A. Scoff
	Name:	Paul A. Scoff
	Title:	Attorney-in-fact

ANTONIA AX:SON JOHNSON

	By:	/s/ Paul A. Scoff
	Name:	Paul A. Scoff
	Title:	Attorney-in-fact